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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

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                                    FORM 8-A

                     FOR REGISTRATION OF CERTAIN CLASSES OF
                 SECURITIES PURSUANT TO SECTION 12(b) OR (g) OF
                      THE SECURITIES EXCHANGE ACT OF 1934

                                 GLIATECH INC.
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             (Exact name of registrant as specified in its charter)

               DELAWARE                                  34-1587242
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(State of incorporation or organization)      (IRS Employer Identification No.)

23420 Commerce Park Road, Cleveland, Ohio                  44122
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(Address of principal executive offices)                 (Zip Code)

If this form relates to the                        If this form relates to the
registration of a class of                         registration of a class of
debt securities and is                             debt securities and is to
effective upon filing                              become effective
pursuant to General                                simultaneously with the
Instruction A(c)(1) please                         effectiveness of a
check the following box. [ ]                       concurrent registration
                                                   statement under the
                                                   Securities Act of 1933
                                                   pursuant to General
                                                   Instruction A(c)(2) please
                                                   check the following box. [ ]

Securities to be registered pursuant to Section 12(b) of the Act:

    Title of each class                 Name of each exchange on which
    to be so registered                 each class is to be registered

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Securities to be registered pursuant to Section 12(g) of the Act:

                      Rights to Purchase Preferred Shares

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                                 Title of class

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                                 Title of class


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ITEM 1. DESCRIPTION OF SECURITIES TO BE REGISTERED.

         On July 1, 1997, the Board of Directors of Gliatech Inc. (the "Company") declared a dividend distribution of one right (a "Right") for each share of Common Stock, par value $.01 per share (the "Common Shares"), of the Company outstanding at the close of business on July 11, 1997 (the "Record Date"), pursuant to the terms of a Rights Agreement, dated as of July 1, 1997 (the "Rights Agreement"), between the Company and American Stock Transfer & Trust Company, as Rights Agent. The Rights Agreement also provides, subject to specified exceptions and limitations, that Common Shares issued or delivered from the Company's treasury after the Record Date will be entitled to and accompanied by Rights. The Rights are in all respects subject to and governed by the provisions of the Rights Agreement, a copy of which (including all exhibits thereto) is filed as Exhibit 1 hereto and incorporated herein by this reference. A summary description of the Rights is set forth in Exhibit C to the Rights Agreement.

ITEM 2. EXHIBITS.

                  Exhibit
                  Number            Exhibit
                  -------           -------
                  1                 Rights Agreement (including a Form of
                                    Certificate of Designation of Series A
                                    Junior Participating Preferred Stock as
                                    Exhibit A thereto, a Form of Right
                                    Certificate as Exhibit B thereto and a
                                    Summary of Rights to Purchase Preferred
                                    Stock as Exhibit C thereto)

                  2                 Form of letter to stockholders, dated July
                                    1997

                  3                 Press release, dated July 1, 1997

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                                   SIGNATURE

         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

                                    GLIATECH INC.

                                    By:  /s/ Rodney E. Dausch
                                    -------------------------
                                       Name: Rodney E. Dausch
                                       Title: Vice President, Chief
                                              Financial Officer and
                                              Secretary

Dated: July 2, 1997

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                               INDEX TO EXHIBITS

        EXHIBIT
        NUMBER            Exhibit
        -------           -------
           1              Rights Agreement (including a Form of Certificate
                          of Designation of Series A Junior Participating
                          Preferred Stock as Exhibit A thereto, a Form of
                          Right Certificate as Exhibit B thereto and a
                          Summary of Rights to Purchase Preferred Stock as
                          Exhibit C thereto)

           2              Form of letter to stockholders, dated July 1997

           3              Press release, dated July 1, 1997


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